Exhibit 23


TO:    The Securities and Exchange Commission
       Washington, D.C. 20549

RE:    Posteralley.com, Inc.



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to the Registration Statement of Posteralley.com, Inc. on Form SB-2 of our report dated October 27, 2000 on the financial statements of Posteralley.com, Inc., appearing in the prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
September 14, 2001